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                                                                EXHIBIT (10)(d)

                           MORTON INTERNATIONAL, INC.
                              1989 INCENTIVE PLAN
                       (FORMERLY 1989 STOCK AWARDS PLAN)
                       AS AMENDED EFFECTIVE JUNE 23, 1994

    1. PURPOSE. The purpose of the Morton International, Inc. 1989 Incentive Plan (the "Plan") is to promote the long term financial interests and growth of Morton International, Inc. (the "Company") by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) furthering the identity of interests of participants with those of the shareholders of the Company.

    2. DEFINITIONS. The following definitions are applicable to the Plan:

        "Affiliate" means any entity in which the Company has a direct or indirect equity interest which is so designated by the Committee.

        "Code" means that the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" means a committee of three or more directors of the Company who are "disinterested persons" as such term is used in Rule 16b-3.

        "common stock" means the common stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

        "Distribution" means the distribution of shares of common stock of the Company to the shareholders of Morton Thiokol, Inc.

        the "fair market value" of the common stock shall be determined in accordance with procedures established by the Committee.

        "participant" means any key employee of the Company or an Affiliate selected by the Committee.

        "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule.

    3. LIMITATION ON AGGREGATE SHARES. The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to 4,425,000, which amount includes the number of shares subject to options to purchase shares of common stock of Morton Thiokol, Inc. which are exchanged for options to purchase common stock of the Company in connection with the Distribution; provided, however, that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, or if the Company receives any shares of common stock as the exercise price of any award (up to a maximum of 442,500 shares so received by the Company), such shares shall again be available under the Plan. Such shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

    4. AWARDS. The Committee may grant to participants, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock and other awards.

    (a) OPTIONS.

    (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422A of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine.

    (ii) The option price per share of common stock shall be fixed by the Committee at not less than (A) 100% of the fair market value of a share of common stock on the date of grant as to ISOs and (B) the par value of a share of common stock as to other options.

    (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

    (iv) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Corporate Secretary) and payment in full of the option price. Payment of the option price may be made, at the

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discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in common stock (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and common stock or (D) with any other consideration.

    (b) SARS.

    (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the holder.

    (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Corporate Secretary) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent the related option is exercised, the tandem SAR will be cancelled.

    (iii) Notwithstanding any other provision of the Plan, the Committee may in its discretion grant limited tandem SARs entitling option holders to receive, in connection with a Change in Control (as defined in paragraph 5(c)), cash payments in cancellation of their options, which payments will be equal to the number of shares covered by the cancelled options multiplied by the excess over the option price of the options of the value of a share of common stock, determined pursuant to a formula established by the Committee in the option agreement. Such formula shall be based upon the trading price of the common stock at the time of the Change in Control or such trading price during a period (established by the Committee in the option agreement) prior to the Change in Control or the price or prices per share of common stock paid in a Corporate Transaction (as defined in paragraph 5(c)) which results in the Change in Control (with the value of any non-cash consideration paid in such Corporate Transaction to be determined by the Incumbent Board (as defined in paragraph 5(c)) in its sole discretion) or the highest of any of such prices. Such limited SARs may, as determined in the discretion of the Committee, be exercisable by the holder for such period as the Committee may determine or automatically exercised upon a Change in Control.

    (c) RESTRICTED STOCK.

    (i) The Committee may award to any participant shares of common stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

    (ii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of common stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of the restriction period, the Corporation shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

    (iii) Except as provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

    (d) OTHER AWARDS.

    (i) Other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, may be granted under the Plan. Such awards may be payable in common stock, cash or both, and shall be subject to such restrictions and conditions, as the


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Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or non-recurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

    (ii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon
(which may be measured by the fair market value of the common stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, common stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust to hold deferred amounts or any portion thereof for the benefit of participants.

    (e) CASH PAYMENTS. SARs and options which are not ISOs may, in the Committee's discretion, provide that in connection with exercises thereof the holders will receive cash payments in amounts necessary to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(e).

    (f) FOREIGN ALTERNATIVES. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

    5. MISCELLANEOUS PROVISIONS.

    (a) ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants in the Plan, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

    (b) NON-TRANSFERABILITY. Subject to provisions of paragraph 5(f), no award under the Plan, and no interest therein, shall be transferable by the participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during the participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

    (c) ADJUSTMENTS UPON CERTAIN CHANGES. In the event of a reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may provide in the agreement evidencing any award for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of, or spinoff or similar transaction by, the Company.


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    Notwithstanding any other  provision of  the Plan  to the  contrary, in  the event of a Change in Control: (i) any SARs and options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant; provided, however, that, in the case of the holder of SARs who is actually subject to Section 16(b) of the Exchange Act, such SARs shall become fully exercisable and vested on the date on which they have been outstanding for six months if such date is later than the date such Change in Control is determined to have occurred; and (ii) the restrictions applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

    For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

    (i) An acquisition by any individual,  entity or group (with the meaning  of
Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company or (4) any acquisition of the Company by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case referred to in this clause (4), a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and (3) of subparagraph (iii) below are satisfied; or

    (ii) A change in the composition of the Board of Directors such that the individuals who, as of September 1, 1991, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this subparagraph, that any individual who becomes a member of the Board of Directors subsequent to September 1, 1991, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

    (iii) The approval by the shareholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction or any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may
be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in


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the election of directors and (3) individuals who were members of the  Incumbent
Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (iv) The approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly, or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (c) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

    (d) TAX WITHHOLDING. The Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld, tender back to the Company shares of common stock received pursuant to an award or deliver to the Company previously-acquired shares of common stock having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

    (e) LISTING AND LEGAL COMPLIANCE. The Committee may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qulification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

    (f) BENEFICIARY DESIGNATION. Subject to paragraph 5(b), participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefit. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the participant's estate.

    (g) RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

    (h) AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made, without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed. No such amendment,


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suspension  or  termination  shall  impair  the  rights  of  participants  under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

    The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.


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